     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1999


                                                      REGISTRATION NO. 333-67797
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 PE CORPORATION
                (FORMERLY KNOWN AS THE PERKIN-ELMER CORPORATION)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          3826                 06--1534213
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
              OF                 CLASSIFICATION CODE NUMBER)     IDENTIFICATION
INCORPORATION OR ORGANIZATION)                                        NO.)

                            ------------------------
                                 PE CORPORATION
                                761 MAIN AVENUE
                             NORWALK, CT 06859-0001
                                 (203) 762-1000
                       ----------------------------------

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                WILLIAM B. SAWCH
                                761 MAIN AVENUE
                             NORWALK, CT 06859-0001
                                 (203) 761-2900
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                         ------------------------------
                                WITH COPIES TO:

          RAYMOND W. WAGNER                         FRANCIS J. MORISON
      SIMPSON THACHER & BARTLETT                  DAVIS POLK & WARDWELL
         425 LEXINGTON AVENUE                      450 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10017                  NEW YORK, NEW YORK 10017

                       ----------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                       ----------------------------------

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                       ----------------------------------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
                       ----------------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                          AMOUNT TO           OFFERING PRICE            AGGREGATE
               SECURITIES TO BE REGISTERED                      BE REGISTERED            PER SHARE           OFFERING PRICE
  PE Corporation-PE Biosystems Group Common Stock, par
    value $.01 per share (1)..............................           N/A                    N/A                    N/A
  Rights to Purchase Series A Participating Junior
    Preferred Stock, par value $.01 per share (2).........           N/A                    N/A                    N/A
  PE Corporation-Celera Genomics Group Common Stock, par
    value $.01 per share (1)(3)...........................           N/A                    N/A               $333,667,000
  Rights to Purchase Series B Participating Junior
    Preferred Stock, par value $.01 per share (2).........           N/A                    N/A                    N/A


                  TITLE OF EACH CLASS OF                          AMOUNT OF
               SECURITIES TO BE REGISTERED                    REGISTRATION FEE
  PE Corporation-PE Biosystems Group Common Stock, par
    value $.01 per share (1)..............................           N/A
  Rights to Purchase Series A Participating Junior
    Preferred Stock, par value $.01 per share (2).........           N/A
  PE Corporation-Celera Genomics Group Common Stock, par
    value $.01 per share (1)(3)...........................         $92,800
  Rights to Purchase Series B Participating Junior
    Preferred Stock, par value $.01 per share (2).........           N/A

(1) If the Recapitalization Proposal described herein is approved by the shareholders and the reincorporation merger (the "Merger") of The Perkin-Elmer Corporation, a New York corporation ("Perkin-Elmer New York"), with a subsidiary of PE Corporation, a Delaware corporation ("PE Delaware"), becomes effective, each share of the Common Stock, par value $1.00 per share, of Perkin-Elmer New York (the "Existing Common Stock"), outstanding at the effective time (the "Effective Time") of the Merger will be converted into one share of PE Corporation-PE Biosystems Group Common Stock, par value $.01 per share ("PE Biosystems Stock"), and .5 of a share (the "Ratio") of PE Corporation-Celera Genomics Group Common Stock, par value $.01 per share ("Celera Genomics Stock"). The number of shares of PE Biosystems Stock being registered is equal to the number of shares of Existing Common Stock outstanding at the Effective Time, and the number of shares of Celera Genomics Stock being registered is equal to the Ratio times the number of shares of Existing Common Stock outstanding at the Effective Time. In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered is not included in the table.
(2) Prior to the occurrence of certain events, the rights to purchase Series A Participating Junior Preferred Stock, par value $.01 per share, and the rights to purchase Series B Participating Junior Preferred Stock, par value $.01 per share (collectively, the "Rights"), will not be evidenced separately from the related PE Biosystems Stock or Celera Genomics Stock. The value, if any, of the Rights is reflected in the market price of the related PE Biosystems Stock or Celera Genomics Stock. Accordingly, no separate fee is paid.
(3) Previously paid based upon the book value of Perkin-Elmer New York's historical interests in the Celera Genomics Group of $333,667,000 as of September 30, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Amendment No. 3 is being filed solely for the purpose of filing Exhibit No.
                                      10.5

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on March 19, 1999.


                                PE CORPORATION (formerly known as
                                The Perkin-Elmer Corporation)

                                By   /s/ WILLIAM B. SAWCH as Attorney-In-Fact
                                     -----------------------------------------
                                     Name: Tony L. White
                                     Title: Chairman of the Board, President
                                           and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact
------------------------------  Chairman of the Board of       March 19, 1999
        Tony L. White             Directors, President and
                                  Chief Executive Officer
                                  (principal executive
                                  officer)

     /s/ DENNIS L. WINGER
------------------------------  Senior Vice President and      March 19, 1999
       Dennis L. Winger           Chief Financial Officer
                                  (principal financial
                                  officer)

      /s/ UGO D. DEBLASI
------------------------------  Corporate Controller           March 19, 1999
        Ugo D. DeBlasi            (principal accounting
                                  officer)

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact         Director
------------------------------                                 March 19, 1999
     Joseph F. Abely, Jr.

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact         Director
------------------------------                                 March 19, 1999
       Richard H. Ayers

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact         Director
------------------------------                                 March 19, 1999
      Jean-Luc Belingard

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact         Director
------------------------------                                 March 19, 1999
       Robert H. Hayes

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact         Director
------------------------------                                 March 19, 1999
 Georges C. St. Laurent, Jr.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact         Director
------------------------------                                 March 19, 1999
      Carolyn W. Slayman

   /s/ WILLIAM B. SAWCH as
       Attorney-In-Fact         Director
------------------------------                                 March 19, 1999
        Orin R. Smith



                                      II-5